SCHEDULE 14C INFORMATION

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

DEBT RESOLVE, INC.
(Name of Registrant As Specified In Charter)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

DEBT RESOLVE, INC.
150 White Plains Road, Suite 108
Tarrytown, New York 10591

INFORMATION STATEMENT AND NOTICE OF ACTION TAKEN WITHOUT A MEETING OF STOCKHOLDERS

We are not asking for a proxy and
you are requested not to send us a proxy

INTRODUCTION

This Information Statement and Notice of Action Taken Without a Meeting of Stockholders is being furnished by us to our stockholders of record as of June ____, 2010, to inform them of the June 3, 2010 approval by written consent of stockholders owning a majority, as of the record date, of our outstanding shares of common stock, the only classes of our voting securities outstanding as of the record date, of an amendment to our certificate of incorporation to increase the aggregate number of authorized shares of our common stock from 100 million to 200 million shares. We have no present plans, proposals or arrangements to issue any of the shares being authorized.

This information statement is dated June ____, 2010, and is first being sent or given to our stockholders as of the record date on or about June ____, 2010.

VOTING RIGHTS AND OUTSTANDING SHARES

The amendment to our certificate of incorporation was approved by written consent on June 3, 2010 by our stockholders owning a majority of the outstanding shares of our common stock. As of the date of the stockholder consent, our only outstanding voting securities were our shares of common stock. As of the date of the stockholder consent, there were 51,538,785 shares outstanding of our common stock. With respect to the action approved by the stockholder consent, each share of our common stock entitled its holder to one vote. The stockholder consent was signed by holders of 31,216,421 shares (or 60.6%) of the 51,538,785 shares that were entitled to be voted on these matters.

As a result of requirements under applicable federal securities and state law, the stockholder consent will not be effective, and therefore the amendment to our certificate of incorporation cannot occur, until at least 20 calendar days after this information statement is sent or given to our stockholders of record as of the record date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our common stock beneficially owned as of June 3, 2010, by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person shown is c/o Debt Resolve, Inc., 150 White Plains Road, Tarrytown, New York 10591.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Name	Position	Shares of Common Stock Beneficially Owned (1)		Percentage of common Stock Beneficially Owned (2)
James D. Burchetta	Co-Chairman of the Board and Co-Founder	8,469,373	(3)	15.8%
Charles S. Brofman	Co-Founder and Former Director	6,209,899	(4)	11.8%
Douglas R. Denhart	Investor and Consultant	4,675,000	(5)	8.8%
William H. Mooney	Director	5,255,855	(6)	9.8%
Kenneth H. Montgomery	Former Chief Executive Officer	4,415,264	(7)	8.5%
David M. Rainey	President, Chief Financial Officer, Treasurer and Secretary	2,883,419	(8)	5.3%
James G. Brakke	Co-Chairman of the Board and Chief Executive Officer	1,802,500	(9)	3.4%
All directors, executive officers and control persons as a group (7 persons)		33,711,310		53.4%

(1)	Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as the entities owned or controlled by the named person. Also includes shares if the named person has the rights to acquire those shares within 60 days after June 3, 2010, by the exercise of any warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)	The calculation in this column is based upon 51,538,785 shares of common stock outstanding on June 3, 2010. The shares of common stock and shares underlying stock options are deemed outstanding for purposes of computing the percentage of the person holding such stock options but are not deemed outstanding for the purpose of computing the percentage of any other person.

(3)	Includes stock options to purchase 2,108,717 shares of common stock. For voting purposes, Mr. Burchetta owns 6,360,656 shares of common stock.

(4)	Includes stock options to purchase 1,108,717 shares of common stock. Also includes 800,000 shares held by Arisean Capital Ltd., a corporation controlled by Mr. Brofman. For voting purposes, Mr. Brofman owns or controls 5,101,182 shares of common stock.

(5)	Includes warrants to purchase 1,650,000 shares of common stock. Also includes 140,000 shares held by the spouse of Mr. Denhart. For voting purposes, Mr. Denhart owns 3,025,000 shares of common stock. The address of Mr. Denhart is 18 Asilomar, Laguna Niguel, California 92677.

(6)	Includes (a) 1,694,500 shares of common stock issuable upon the exercise of stock options and (b) 296,354 shares of common stock issuable upon the exercise of warrants. For voting purposes, Mr. Mooney owns 3,265,001 shares of common stock.

(7)	Includes (a) 700,000 shares of common stock issuable upon the exercise of stock options and (b) 12,500 shares of common stock issuable upon the exercise of warrants. For voting purposes, Mr. Montgomery owns 3,702,764, shares of common stock.

(8)	Includes stock options to purchase 2,550,000 shares of common stock. For voting purposes, Mr. Rainey owns 333,419 shares of common stock.

(9)	Includes stock options to purchase 1,500,000 shares of common stock. For voting purposes, Mr. Brakke owns 302,500 shares of common stock.

AMENDMENT TO CERTIFICATE OF INCORPORATION

Our board of directors and stockholders owning a majority of the outstanding shares of our common stock have approved an amendment to our certificate of incorporation to increase the aggregate number of authorized shares of our common stock from 100 million to 200 million shares. Our certificate of incorporation presently authorizes the issuance of 100 million shares of common stock and 10 million shares of preferred stock.

Text of Amendment

The amendment would result in the text of Article IV of our Certificate of Incorporation reading as follows:

“Authorized Capital Stock. This Corporation is authorized to issue two classes of shares designated respectively ”Common Stock“ and ”Preferred Stock“ and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this Corporation is authorized to issue is 200,000,000 and each such share shall have a par value of $0.001, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 10,000,000 and each such share shall have a par value of $0.001. The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.”

General Effect of the Proposed Amendment and Reasons for Approval

Our board of directors unanimously recommended that we approve the amendment for the following reasons:

Availability. Of our 100 million authorized shares of common stock, 51,253,071 shares were outstanding as of the record date. As of the record date, after taking into account shares of common stock reserved for issuance under our outstanding stock options and warrants, we determined that we lack a sufficient number of shares for potential future issuance, though we have no present plans, proposals or arrangements to issue any shares. The following table sets forth as of June ____, 2010, and following the proposed amendment, (a) the number of shares of our common stock issued and outstanding; (b) the number of shares of our common stock authorized; (c) the number of shares of our common stock reserved for issuance, identifying each purpose for which shares are being reserved; and (d) the number of shares of our common stock authorized and unreserved:

	June 3, 2010	After Amendment
(a) Issued and Outstanding Common Stock	51,253,071	51,253,071
(b) Authorized Common Stock	100,000,000	200,000,000
(c) Reserved Common Stock:
• for issuance upon exercise of warrants	23,437,638	23,437,638
• for issuance upon exercise of stock options	11,979,934	11,979,934
Total Reserved	35,417,572	35,417,572
(d) Authorized and Unreserved Common Stock	13,329,357	113,329,357

We have no present plans, proposals or arrangements to issue any of the additional shares being authorized; however, adoption of the amendment would enable our board of directors from time to time to issue additional shares of our common stock authorized by the amendment for such purposes and such consideration as our board of directors may approve without further approval of our stockholders, except as may be required by law or the rules of any national securities exchange on which our shares of common stock are at the time listed. As is true for shares presently authorized, common stock authorized by the amendment may, when issued, have a dilutive effect on the equity and voting power of existing holders of common stock.

The effective increase in the number of authorized, unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or by-laws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of our company through a transaction opposed by our board of directors. Our management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the stockholders. In addition, certain provisions of the Delaware General Corporation Law, as embodied in our certificate of incorporation, could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company. We do not currently have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

There are no preemptive rights with respect to our common stock. The additional authorized shares of common stock would have the identical powers, preferences and rights as the shares now authorized. Under Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the amendment.

The amendment will become effective upon the filing, promptly after the expiration of the 20-day period commencing on the mailing of this information statement, of the certificate of amendment required by the Delaware General Corporation Law.

REASONS WE USED STOCKHOLDER CONSENT AS OPPOSED TO SOLICITATION OF STOCKHOLDER APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

The increase in our authorized shares of common stock requires an amendment to our certificate of incorporation, which cannot proceed until stockholder approval is obtained and effective. Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting securities. However, the latter method, while it represents the requisite stockholder approval, is not deemed effective until 20 days after this information statement has been sent to all of our stockholders giving them notice of and informing them of the actions approved by such consent.

Given that we have already secured the affirmative consent of the holders of a majority of our voting securities to the amendment to our certificate of incorporation, we determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such a purpose, and rather proceed through the written consent of the holders of a majority of our voting securities. Spending the additional company time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing the amendment in a manner that is timely and efficient for us and our stockholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors or officers or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be approved by the stockholders as described in this information statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

You should rely only on the information contained or incorporated by reference in this information statement. We have not authorized anyone to provide you with information that is different from what is contained in this information statement. This information statement is dated June ____, 2010. You should not assume that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement to stockholders shall not create any implication to the contrary.

Dated: June ____, 2010
By Order of the Board of Directors,

David M. Rainey President and Chief Financial Officer